Exhibit 99.2
                                                                    ------------


                 IN THE UNITED STATES COURT OF FEDERAL CLAIMS

BANK UNITED OF TEXAS FSB, et al.,    )
                                     )
                  Plaintiffs,        )
                                     )
                  v.                 )      No. 95-473C
                                     )      (Judge Turner)
THE UNITED STATES,                   )
                                     )
                  Defendant.         )


          DEFENDANT'S SUR-REPLY IN OPPOSITION TO PLAINTIFFS' MOTION FOR
               AMENDED FINDINGS AND JUDGMENT AND FOR REOPENING THE
         RECORD FOR ADDITIONAL EVIDENCE AND DEFENDANT'S MOTION TO STRIKE
        -----------------------------------------------------------------

      Regardless of plaintiffs' attempts to cloud the issues, they have no response to the blackletter prohibition against raising new arguments (or rehashing old arguments) in a Rule 52 or Rule 59 post-trial motion. Instead, they baldly assert that their new damage claims are permissible because some of the evidence supporting them can be extracted from the trial record. But no authority permits plaintiffs to download evidence during trial and then, long after trial, cobble together bits and pieces of that evidence into wholly new theories of recovery.
      Putting aside the procedural infirmity of their motions, plaintiffs have no response whatsoever to the fact that their new claims seek purported "costs" of raising capital that are dramatically higher than those already rejected by the Court as "absurd on [their] face." Bank United, FSB v. United States, 50 Fed. Cl. 645, 656 (2001). To illustrate their arguments related to their new "cost" claims, plaintiffs trot out several new hypotheticals, each of which suffer the same fatal flaws as their previous examples. Finally, in making their arguments, plaintiffs simply mischaracterize several of our positions and misstate the law. Those matters are corrected below.

      We respectfully ask that this Court dismiss plaintiffs' new exorbitant "cost" claims, and strike the newly-proffered irrelevant evidence supporting those impermissible claims.

I.    PLAINTIFFS' MOTION IS PROCEDURALLY FLAWED
      -----------------------------------------

      Plaintiffs do not, because they cannot, contest the Rule 52 and 59 black-letter prohibition against raising new theories or rehashing old arguments in a post-trial motion to amend judgment and re-open the record. Instead, they assert that they are not raising a new theory, but simply introducing "evidence" in support of their "costs" of mitigation. BU Rep. Br. 1-2. But plaintiffs do not dispute that they never argued, the Government never had an opportunity to rebut, and this Court never considered: (1) a claim that dividend payments ($69.3 million) and capital infusions ($35.3 million) were compensable "costs," such that plaintiffs should be awarded them as damages; or (2) a claim for purported "lost" profits of $57 million (based solely upon a profit distribution scheme in a cryptic partnership agreement) related to their $35.3 million infusion.
      Basic principles of fairness to the Court and the Government require that plaintiffs fashion its evidence into theories, and then present, and rest upon, those theories during, and after, discovery and trial. Had plaintiffs previously sought the "costs" now claimed, we would have been entitled to (at least): (1) full discovery upon the theories; (2) the ability to present expert testimony contradicting the theories; and (3) a full trial upon these claims, during which plaintiffs' un-named witnesses who quantified these claims would have been subject to cross-examination. Plaintiffs cite nothing that sanctions their attempted end-run around the standard rules and safeguards governing civil litigation.1

-------------------
1 Certainly, judgment should not be entered in favor of these new theories without providing the Government with, at a bare minimum, discovery and a new trial based upon these new theories.

II. PLAINTIFFS CANNOT SUPPORT THEIR MOTIONS ON THE MERITS
    -----------------------------------------------------

    A. PLAINTIFFS' NEW CLAIM THAT THE AMOUNTS OF THE DIVIDEND PAYMENTS ARE "COSTS" OF THE MITIGATION IS FATALLY FLAWED
            ---------------------------------------------------------------

      Plaintiffs' attempt to justify their exorbitant claim that raising preferred stock "costs" almost one dollar for every dollar raised suffers a fundamental flaw: it ignores the undisputed fact that, as part of the transaction, Bank United received cash and benefits equal in value to the discounted present value of the dividend payments. As explained by plaintiffs' own litany of precedent, the cost of cover is the difference between the "cost" of the cover transaction and the anticipated "cost" of the original transaction.2 Plaintiffs concede that, in this case, the net cost of the cover transaction was zero, aside from transaction costs.3 That is true because, other than transactions costs, the amounts that Bank United promised to pay in dividends upon the preferred stock (which had a discounted present value of $85 million) equaled exactly the amount of cash ($85 million) the thrift received as part of that securities issuance.
      Plaintiffs' arguments ignore the benefit of having this cash inflow. Instead of having to borrow an additional $85 million (with corresponding obligations to repay that amount plus interest), which is what the Court found the capital forbearance would have permitted,4 plaintiffs had the $85 million in equity to invest at day one.


---------------------
2 See, e.g., Hughes Communications Galaxy, Inc. v. United States, 271 F.3d 1060, 1066 (Fed. Cir. 2001)(cited at BU Rep. Br. 6).

3 Plaintiffs concede that the net present value of the cover transaction is zero, other than transaction costs. BU Jan. 23 Br. 7; BU Rep. Br. 5.

4 This is a critical distinction between plaintiffs' new damages claim and Bluebonnet Savings Bank, FSB v. United States, 266 F.3d 1348 (Fed. Cir.
2001). The Bluebonnet plaintiffs claimed that the breach raised the cost of financing, and their damage claim consisted of the additional financing costs. Plaintiffs conveniently ignore this distinguishing aspect of the claim in their description of Bluebonnet. BU Rep. Br. 8 n. 2. The Federal Circuit agreed with the Bluebonnet plaintiffs and remanded for the formulation of an award for the additional financing costs. Bluebonnet would only arguably be relevant to plaintiffs' new claims regarding the preferred offering if plaintiffs could show that in the absence of the breach, any additional financing would be free (i.e., Bank United would have borrowed an additional $85 million without an attendant obligation to repay that $85 million, plus

                                                            (footnote continued)

      The remainder of plaintiffs' argument that they should be awarded the $69.3 million in dividend payments as "costs" of the mitigation consists of mischaracterizations of our positions, misstatements of law, and mistakes of fact. In the interest of brevity (as is appropriate in a sur-reply), we address plaintiffs' numerous flawed arguments summarily:

      1. Plaintiffs first mischaracterize our argument as "[t]here are no damages because the mitigating transaction is an economic 'wash,'" then attempt to refute that position with a series of authorities. BU Rep. Br. 5-6. But that is not our argument. We have always recognized that, when the mitigation transaction is a wash (because the value of what is promised equals the value of what is received), the appropriate measure of damages is the amount of transaction costs, which (as Professor Miller explained) is not an insubstantial sum. Trial Tr. 4281-82. But there can be no other compensable damages if the cover transaction has no economic "cost" (other than transaction costs), because, for instance, the net present value of the prospective dividend payments equal the value of the cash received.

      2. Plaintiffs twist our argument regarding the import of California Federal Bank v. United States, 245 F.3d 1342 (Fed. Cir. 2001), cert. denied, 122 S. Ct. 920 (2002). We did not, nor did we intend to, assert or imply that CalFed affirmed Dr. Miller's theories as a matter of law. We simply explained that, if the CalFed findings related to the costs of raising capital were not reversible error in CalFed, this Court's findings, which are based upon a similar model and similar testimony, are not subject to reversal. In their opening brief, plaintiffs asserted that Dr. Miller's testimony was "flawed as a matter of law." BU Mot. 7. Plaintiffs cited nothing to


---------------------
(footnote continued)

interest). This Court's decision regarding the additional financing costs resulting from the sub-debt exchange is consistent with Bluebonnet because the Court found that the sub-debt breach raised the cost of the debt financing.

support that assertion. In fact, the CalFed trial court had credited Dr. Miller's testimony, and the Federal Circuit expressly affirmed that holding. 245 F.3d at 1350. If, as plaintiffs argue, Professor Miller's position was legally flawed, it surely would not have been affirmed in CalFed. Stare decisis mandates that this Court's finding be treated consistently with CalFed.

     3. Plaintiffs next assert that this Court "rejected Defendant's argument, based on Dr. Miller's theory, that the only cost of raising capital is flotation costs." BU Rep. Br. 8 n.2. This is false; the Court apparently accepted Professor Miller's testimony because it found that the costs of the preferred stock issue to plaintiffs was the flotation costs. Bank United, 50 Fed. Cl. at
665. With respect to the Murray Bridge loan, plaintiffs' exhibit is misleading, because it claims as damages the additional costs of the swapped debt (i.e., the difference between the costs of the new debt and the old debt) and also claims as damages the interest associated with the Murray Bridge loan without noting that the amount of interest shown was not reduced by the amount of interest saved as a result of reduced borrowings at the thrift level. There is no evidence in the record as to the amount of that interest saving.5

     4. Plaintiffs cite LaSalle Talman Bank, F.S.B. v. United States,
45 Fed. Cl. 64 (1999), but ignore that this Court, in keeping with the Federal Circuit in CalFed, found virtually the same model at issue in LaSalle to be "absurd on its face." Bank United, 50 Fed. Cl. at 656. In addition, plaintiffs fail to inform the Court that: (1) even the LaSalle Court recognized a benefit (albeit the wrong one) associated with investing the cash received in exchange for the preferred stock, which these plaintiffs ignore for purposes of their new damages claim (even though Professor Myers conceded that such cash had to be accounted for when he formulated his


-------------------
5 Furthermore, costs well in excess of those already considered "absurd" by this Court do not even approach the conceded reasonableness requirement for mitigation. See BU Rep. Br. 14. (conceding reasonableness requirement).

"absurd" cost of substitute capital model); and (2) the LaSalle Court also held that plaintiffs' model was unacceptable because, among other things, plaintiffs failed to prove they had a legal obligation to pay the dividends every year. Id. at 108. Professor Myers conceded that no such legal obligation exists with regard to preferred dividends, Tr. 3274; if it did, such an instrument would be considered debt and not equity, and excluded from regulatory capital.

     5. Plaintiffs' argument that no offset is required for the value of the cash received is not supported by Handicap Children's Education Board v. Lukazewski, 332 N.W.2d 774 (Wis. 1983) (or any other case cited by plaintiffs). That precedent concerned non-pecuniary benefits, such as teaching skills, not pecuniary benefits such as cash. If plaintiffs did not want the cash, they would have no basis for complaining about returning the cash they received (and the interest expenses Bank United indisputably saved). Furthermore, there would be no reason to award plaintiffs who do not want cash any money damages. Finally, plaintiffs' argument is not only unsupported by the record, but flatly refuted by the fact that plaintiffs raised the cash for the express purpose of "future growth," Trial Tr. 948 (Shay); see Gov't Feb. 22 Br. 9 n. 3, and, after the close of the so-called "damages window" (several days later), plaintiffs never sought to return the cash by redeeming the preferred stock.

     6. Plaintiffs' argument that they should be awarded the amounts of dividend payments as "costs" also confuses the concepts of putting capital at risk with taking additional risk. BU Rep. Br. 10, 14 (same mistake regarding $35.3 million infusion). Obviously, plaintiffs did not put their $85 million of capital at risk when they issued preferred stock, because the stock was sold publicly, not to plaintiffs. More fundamentally, by raising capital, plaintiffs reduced the thrift's leverage, thereby reducing the risk of their own investment,

     7. The relevant test is not, as plaintiffs assert, whether plaintiffs are in as good a position as they would have been bad the Government given them $121 million. BU Rep. Br. 10-11. The test is whether they are in as good a financial position as they would have been in absent the breach. We demonstrated, and this Court found, Bank United, 50 Fed. Cl. at 661-62, 664-65) that, apart from transactions costs, raising capital put plaintiffs in such a position.

     8. Plaintiffs' discussion relating to proof of a purportedly necessary "offset" completely misses the mark. BU Rep. Br. 11. After ignoring the effect of the cash Bank United received as part of the securities issuance, plaintiffs appear to believe that we had some obligation to anticipate their new, post-trial damage theory and submit evidence to quantify an offset from the amount of the dividend payments (which they now claim were compensable "costs"). But "offset" analysis is completely irrelevant because, as explained above and in our February 22 brief, no compensable "costs" (other than transaction costs) arose from that transaction. See n.4 above (discussing plaintiffs' concession that the net present value of the dividends paid equaled the amount of the cash Bank United received).

     9. Finally, plaintiffs' argument that they should be compensated for dividend payments made after the close of the so-called damages window, see BU Rep. Br. 12-13, fails to address our argument. Plaintiffs' claim has always been that Bank United was purportedly harmed because it lost leverage capacity as a result of the breach. That lost capacity ended, under plaintiffs' theory, with close of the so-called "damages window" on December 31, 1992.
        Bank United's 1993 10-K demonstrates that it issued $75 million on December 29, 1992, and the additional $10 million on January 7, 1993 (outside of the so-called damages window).

JX 65 at PBU039 1496.6 Putting aside the fact that 12 percent of the total amount of the offering was actually raised after the close of the "damages window," plaintiffs cannot run from the fact that they raised $75 million worth of capital to mitigate two days worth of nominally disparate capital ratios. Gov't Feb. 22 Br. 14. Thus, even if this Court were to permit plaintiffs to raise this entirely new damages theory at this time, and even if this Court were to consider plaintiffs' dividend payments to be compensable "costs," we would only be responsible for costs incurred to mitigate two days worth of nominal damages.
     Plaintiffs concede that they were required to mitigate in a "reasonable" fashion. BU Rep. Br. 14. But, even if dividends were compensable "costs," it could not be considered reasonable (by any stretch of the imagination) to incur $69.3 million in such "costs" (to be paid through year 2000), in order to mitigate a "harm" that lasted only two more days. Moreover, plaintiffs could have mitigated any perceived damages associated with ongoing dividend payments in countless ways, including the redemption of the preferred stock on January 1, 1993 (two days after it was issued), thereby virtually eliminating the amount claimed in their new damages model. Plaintiffs did not because, consistent with all the evidence and rebutted by none, they wanted that additional cash. This does not convert the dividend payments into a recoverable cost.

    B. NO BASIS EXISTS TO AWARD PLAINTIFFS EITHER THE AMOUNT OF THEIR 1990-1991 CAPITAL INFUSIONS INTO BANK UNITED OR A CLAIMED 20 PERCENT "RETURN," WHICH PLAINTIFFS RECOGNIZE IS, IN SUBSTANCE, AN ENTIRELY NEW "LOST" PROFITS CLAIM
            --------------------------------------------------------------

    1. As we have already demonstrated, see Gov't Feb. 22 Br. 16-17, plaintiffs did not "spend" $35.3 million to mitigate the breach. BU Rep. Br.
14. Nor were they "out" $35.3 million but for the breach. Id. They simply invested their own money into their own thrift.


--------------------
6 In our opening brief, we incorrectly asserted that the preferred stock was issued on December 18, 1992. Gov't Br. 14.

      Plaintiffs' intra-family analogy (the Bank United situation is akin to a husband losing $100 from a breached contract and his wife giving him $100) is both inapposite and misleading. Id. First and foremost, the contract breach found in this case, at most, affected Bank United's leverage capacity. It did not (as plaintiffs' new hypothetical misleading posits) deprive the non-breaching party of a tangible asset, and thus, the illustration is irrelevant. To make it somewhat analogous to the situation at issue in this lawsuit, the non-breaching party: (1) would not lose a tangible asset; and (2) could mitigate the effect of the hypothetical breach by simply transferring $100 to his wife. Under that scenario, as we have argued all along, the family would be no less wealthy. And, for this analogy to truly reflect the new issues before this Court, the husband would continue to press a claim for harm to the family even after the wife returned the $100 to him (with interest). In addition, Bank United was not, and the trial court did not hold that it was, "back to even," BU Rep. Br. 14, following the $35.3 million infusion, because Bank United had a higher economic net worth (by $35.3 million), and was less risky than it would have been had plaintiffs not invested more of their own capital into their own thrift.

     2. Finally, plaintiffs completely fail to counter our arguments concerning their new claim for an additional 20 percent "return" upon the $35.3 million in capital infusions. Plaintiffs' only response to our pointing out that, as this Court found, they already earned a return on this money, is that we are somehow "ignor[ing] basic economic principles and the Court's holding that the $35.3 million was used to mitigate the Government's breach." BU Rep. Br. 17-18. This response makes no sense: plaintiffs do not cite or explain any of these "basic economic principles," nor do they explain how it is that because the Court found these infusions to be mitigating acts, the substantial return that plaintiffs already received should be ignored. Moreover, plaintiffs' own cites concede that this is nothing but a "lost profits" model. See BU

Rep. Br. 16 (citing Movits for the proposition that plaintiffs' sought after damages are "lost profit[s]," and affirming that "the return on the $35.3 million infused by the Plaintiff-owners is exactly this type of damage."). As is patently clear, this new "lost profits" claim was never proffered at trial, and is supported only by cryptic language in a partnership agreement that memorializes plaintiffs' "goal." BU Mot. 12. Proffering this type of thinly-disguised "lost-profits" model based solely upon plaintiffs' "goals," after having already earned more than a 20 percent return upon their actual investment, as this Court found, Bank United, 50 Fed. Cl. at 663 n.18, makes a mockery of this Court's lost profits jurisprudence.

                                   CONCLUSION
                                   ----------

      For the reasons set forth above, this Court should deny plaintiffs' motions and strike plaintiffs' newly proffered evidence.

                                    Respectfully submitted,

                                    STUART E. SCHIFFER
                                    Deputy Assistant Attorney General

                                    DAVID M. COHEN
                                    Director

                                    JEANNE E. DAVIDSON
                                    Deputy Director


Of Counsel:

COLLEEN CONRY                         JOHN J. HOFFMAN
LUKE LEVASSEUR                        Trial Attorney
JEROME A. MADDEN                      Commercial Litigation Branch
MARC SACKS                            Civil Division
Trial Attorneys                       Department of Justice
Commercial Litigation Branch          1100 L Street, NW
Civil Division                        Attn:  Classification Unit, 8th Floor
                                      Washington, D.C.  20530
                                      Tele:  (202) 305-3622

April 1, 2002                         Attorneys for Defendant

                             CERTIFICATE OF SERVICE
                             ----------------------

      I hereby certify under penalty of perjury that on this 1st day of April, 2002, I caused to be served by telecopier and U.S. mail (first-class, postage prepaid) copies of "DEFENDANT'S SUR-REPLY IN OPPOSITION TO PLAINTIFFS' MOTION FOR AMENDED FINDINGS AND JUDGMENT AND FOR REOPENING THE RECORD FOR ADDITIONAL EVIDENCE AND DEFENDANT'S MOTION TO STRIKE" upon counsel for plaintiffs at the following address:

                                    Walter B. Stuart, IV, Esq.
                                    Vinson & Elkins L.L.P.
                                    1001 Fannin, Suite 2300
                                    Houston, Texas  77002-6760

                                    John D. Taurman, Esq.
                                    Vinson & Elkins L.L.P.
                                    The Willard Office Building
                                    1455 Pennsylvania Avenue, NW
                                    Washington, D.C.  20004-1008



                                    ----------------------------

                 IN THE UNITED STATES COURT OF FEDERAL CLAIMS

BANK UNITED OF TEXAS FSB, et al.,     )
                                      )
                  Plaintiff,          )
                                      )
                  v.                  )     No. 95-473C
                                      )     (Judge Turner)
THE UNITED STATES,                    )
                                      )
                  Defendant.          )

          DEFENDANT'S UNOPPOSED MOTION FOR LEAVE TO FILE A SUR-REPLY TO
           PLAINTIFFS' REPLY TO DEFENDANT'S MEMORANDUM IN RESPONSE TO
            PLAINTIFFS' MOTION FOR AMENDED FINDINGS AND JUDGMENT AND
                FOR REOPENING THE RECORD FOR ADDITIONAL EVIDENCE
                        AND DEFENDANT'S MOTION TO STRIKE
                       ----------------------------------

      Defendant respectfully requests leave to file a very brief sur-reply (7 1/2 pages) to plaintiffs' Reply To Defendant's Memorandum In Response To Plaintiffs' Motion For Amended Findings And Judgment And For Reopening The Record For Additional Evidence And Defendant's Motion To Strike ("Plaintiffs' Reply"), filed before this Court on March 8, 2002.
      There is good cause for the Court to allow the United States to file this sur-reply. First, Plaintiffs' Reply, which is twenty pages long (substantially longer than their opening brief on this issue), contains a number of new hypotheticals and case cites. We seek to offer a brief response to only the most misleading of these so that they do not obfuscate the central issues in plaintiffs' new claim for recovery. In addition, Plaintiffs' Reply is replete with misstatements of our position, and mistakes of both law and fact that require both correction and clarifications. We have endeavored to provide these to the Court in only the most summary fashion, and are confident that our corrections and clarifications will prove beneficial to the Court's resolution of the issues in plaintiffs' motion.
      Plaintiffs do not contest the filing of this sur-reply.

                                    Respectfully submitted,

                                    STUART E. SCHIFFER
                                    Deputy Assistant Attorney General

                                    DAVID M. COHEN
                                    Director

                                    JEANNE E. DAVIDSON
                                    Deputy Director


Of Counsel:

COLLEEN CONRY                         JOHN J. HOFFMAN
LUKE LEVASSEUR                        Trial Attorney
JEROME A. MADDEN                      Commercial Litigation Branch
MARC SACKS                            Civil Division
Trial Attorneys                       Department of Justice
Commercial Litigation Branch          1100 L Street, NW
Civil Division                        Attn:  Classification Unit, 8th Floor
                                      Washington, D.C.  20530
                                      Tele:  (202) 305-3622

April 1, 2002                         Attorneys for Defendant

                             CERTIFICATE OF SERVICE
                             ----------------------

      I hereby certify under penalty of perjury that on this 1st day of April, 2002, I caused to be served by telecopier and U.S. mail (first-class, postage prepaid) copies of "DEFENDANT'S UNOPPOSED MOTION FOR LEAVE TO FILE A SUR-REPLY TO PLAINTIFFS' REPLY TO DEFENDANT'S MEMORANDUM IN RESPONSE TO PLAINTIFFS' MOTION FOR AMENDED FINDINGS AND JUDGMENT AND FOR REOPENING THE RECORD FOR ADDITIONAL EVIDENCE, AND DEFENDANT'S MOTION TO STRIKE" upon counsel for plaintiffs at the following address:

                                    Walter B. Stuart, IV, Esq.
                                    Vinson & Elkins L.L.P.
                                    1001 Fannin, Suite 2300
                                    Houston, Texas  77002-6760


                                    John D. Taurman, Esq.
                                    Vinson & Elkins L.L.P.
                                    The Willard Office Building
                                    1455 Pennsylvania Avenue, NW
                                    Washington, D.C.  20004-1008



                                    -----------------------------